OTTER TAIL CORPORATION
2023 STOCK INCENTIVE PLAN
2023 RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR EXECUTIVE OFFICERS
This Restricted Stock Unit Award Agreement for Executive Officers is between Otter Tail Corporation, a Minnesota corporation (the “Corporation”), and the person named in the attached Restricted Stock Unit Award Certificate who is an Executive Officer of the Corporation effective as of the date of grant (the “Grant Date”) set forth in the attached Restricted Stock Unit Award Certificate.
WHEREAS, the Corporation, pursuant to the Otter Tail Corporation 2023 Stock Incentive Plan (the “Plan”), wishes to grant the Executive Officer the opportunity and right to receive a number of the Corporation’s common shares, par value $5.00 per share (the “Shares”), subject to the terms and conditions contained in this Agreement and in the attached Restricted Stock Unit Award Certificate, which is made a part of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Corporation and the Executive Officer hereby agree as follows:
1.Restricted Stock Unit Award. The Corporation hereby grants to the Executive Officer, effective as of the Grant Date, this Restricted Stock Unit Award representing the right to receive that number of Shares set forth in the attached Restricted Stock Unit Award Certificate (the “Shares”), on the terms and conditions set forth in this Agreement, the Restricted Stock Unit Award Certificate and the Plan. This Restricted Stock Unit Award, to the extent it vests, shall be paid in Shares of the Corporation.
2.Rights of the Executive Officer with Respect to the Units. The Executive Officer shall not have any rights of a holder of Shares unless and until Shares are actually issued to the Executive Officer after vesting as provided in this Agreement. However, if any cash dividends or other cash distributions are distributed to shareholders of the Corporation, the Executive Officer shall have the right to receive a Dividend Equivalent (as defined under Section 6(d) of the Plan) in cash equal to the amount of the dividend or distribution that would have been paid on the number of Shares equal to the number of Restricted Stock Units then outstanding under this Agreement (whether vested or unvested) as of the close of business on the applicable record date. Payment of the Dividend Equivalent shall be made at or near the same time the corresponding dividend is distributed to shareholders of the Corporation generally, but in all events shall be paid within the same calendar year that includes the declaration date. Any Dividend Equivalent paid on unvested Restricted Stock Units under this Section 2 shall be subject to the Corporation’s right to demand repayment under Section 5 below.
3.Vesting. Subject to the terms and conditions of this Agreement, this Restricted Stock Unit Award shall vest, and the restrictions with respect to this Restricted Stock Unit Award shall lapse, on the date or dates and in the amount or amounts set forth in the attached Restricted Stock Unit Award Certificate if the Executive Officer remains continuously employed by the Corporation until the respective vesting dates.
4.Change in Control. Notwithstanding the vesting provision contained in Section 3 above, but subject to the other terms and conditions set forth herein, upon the occurrence of a Change in Control (as defined in the Plan) prior to any termination of the Executive Officer’s employment, the Executive Officer shall become immediately and unconditionally vested in all of the Restricted Stock Units then outstanding under this Agreement, and the corresponding

Shares shall be issued promptly following the Change in Control. Notwithstanding the foregoing, if any payment due under this Section 4 is deferred compensation subject to Section 409A of the Code, and if the Change in Control is not a “change in control event” that serves as a permissible payment event under Treasury Regulation § 1.409A-3(i)(5) or such other regulation or guidance issued under Section 409A of the Code, then this Restricted Stock Unit Award shall vest upon the Change in Control as provided above but payment under this Section 4 shall be delayed until the earlier of (i) the applicable vesting dates (corresponding to each installment) set forth in the vesting schedule in the attached Restricted Stock Unit Award Certificate or (ii) the Executive’s separation from service (subject to any additional required delay under Section 9(a)).
5.Additional Vesting Rules; Forfeiture.
(a)Notwithstanding the vesting provisions contained in Section 3 above, but subject to the other terms and conditions set forth herein, if the Executive Officer ceases to be employed by the Corporation by reason of disability (as determined under any long-term disability program then maintained by the Corporation that is applicable to the Executive Officer) or death prior to the vesting of this Restricted Stock Unit award pursuant to Section 3 or 4 hereof, this Restricted Stock Unit Award shall lapse, on the date or dates and in the amount or amounts set forth in the attached Restricted Stock Unit Award Certificate for the benefit of the Executive Officer or the Executive Officer’s legal representations, beneficiaries or heirs, as the case may be. No transfer by will or the applicable laws of descent and distribution of this Restricted Stock Unit Award by reason of the Executive Officer’s death shall be effective to bind the Corporation unless the Committee shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.
(b)If the Executive Officer ceases to be employed by the Corporation by reason of retirement (voluntary resignation at or after the earlier of (i) age 62 or (ii) qualifying for normal or early retirement under any retirement plan of the Corporation that is applicable to the Executive Officer) prior to the vesting of this Restricted Stock Unit Award pursuant to Section 3 or 4 hereof, the Executive Officer shall become immediately vested, as of the date of such retirement, in this Restricted Stock Unit Award (subject to proration as provided below), and the corresponding Shares shall be issued upon such termination of employment (subject to any required delay under Section 9(a)). If the Executive Officer retires on or before June 30 of the calendar year that includes the Grant Date, the number of remaining unvested Restricted Stock Units that becomes vested shall be prorated by multiplying the remaining unvested Restricted Stock Units then outstanding under this Agreement by a fraction, the numerator of which shall be the number of full months during the vesting schedule the Executive was employed, and the denominator of which shall be twelve (12). If the Executive Officer retires after June 30 of the calendar year that includes the Grant Date, the unvested portion of this Restricted Stock Unit Award shall become immediately vested without proration.
(c)If the Executive Officer’s employment relationship with the Corporation ceases for reasons other than disability, death or retirement prior to the vesting of the Shares pursuant to Section 3 or 4 hereof, the Executive Officer’s rights to the unvested portion of this Restricted Stock Unit Award shall be immediately and irrevocably forfeited, including the right to Dividend Equivalents, unless the Executive Officer is expressly entitled to retain the unvested portion of this Restricted Stock Unit Award or its value pursuant to an employment or severance agreement entered into on or before the Grant Date. In addition, upon such event, the Corporation shall have the right to demand immediate repayment of any Dividend Equivalents paid on the unvested portion of this Restricted Stock Unit Award.
6.Restriction on Transfer. This Restricted Stock Unit Award, the right to Dividend Equivalents or the right to receive Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, other than by will or the laws of descent and distribution, and no attempt to transfer this Restricted Stock Unit Award, the right to Dividend Equivalents and the right to receive the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to this Restricted Stock Unit Award, Dividend Equivalents or the Shares. No transfer by will or the applicable laws of descent and distribution of this Restricted Stock Unit Award, the Dividend Equivalents or the Shares shall be effective to bind the Corporation unless the Committee shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.
7.Issuance of Shares. After the Shares become payable pursuant to Section 3, 4 or 5 hereof, and following payment of the applicable withholding taxes pursuant to Section 8 hereof, the Corporation shall promptly cause to be issued uncertified book-entry shares, registered in the Executive Officer’s name or in the name of the Executive Officer’s legal representative, beneficiaries or heirs, as the case may be, representing the Shares (less any Shares withheld to pay withholding taxes).. These Shares shall be recorded by the Corporation or its transfer agents or registrars, and shall be delivered through electronic delivery to a brokerage account. Upon issuance of the Shares, the corresponding Restricted Stock Units (and Dividend Equivalent rights) shall be cancelled.
8.Income Tax Matters.
(a)The Executive Officer acknowledges that the Executive Officer will consult with the Executive Officer’s personal tax advisor regarding the income tax consequences of the grant of this Restricted Stock Unit Award, the payment of Dividend Equivalents on this Restricted Stock Unit Award and the receipt of Shares upon the vesting of this Restricted Stock Unit Award, the subsequent disposition of the Shares and any other matters related to this Agreement. In order to comply with all applicable federal or state income tax laws or regulations, the Corporation may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of the Executive Officer, are withheld or collected from the Executive Officer.
(b)In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, you may elect to satisfy your federal and state income tax withholding obligations arising from the receipt of the Shares by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the order of the Corporation, or (ii) having the Corporation withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of the Corporation’s minimum statutory withholding requirements. The Corporation will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share. The Executive Officer’s election must be made on or before the date that the amount of tax to be withheld is determined.
9.Miscellaneous.
(a)Notwithstanding the foregoing, to the extent that any payment due hereunder is (i) deferred compensation subject to Section 409A of the Code

(“Section 409A”), and (ii) is payable to a specified employee (as that term is defined in Section 409A), and (iii) is payable on account of the specified employee’s separation from service (as that term is defined in Section 409A), payment of any part of such amount that would have been made during the six (6) months following the separation from service shall not then be paid but shall rather be paid on the first day of the seventh (7th) month following the separation from service.
(i)For this purpose, specified employees shall be identified by the Corporation on a basis consistent with regulations issued under Section 409A, and consistently applied to all plans, programs, contracts, etc. maintained by the Corporation that are subject to Section 409A.
(ii)For this purpose “termination of employment” shall be defined as “separation from service” as that term is defined under Section 409A.
(iii)The right to payment of Dividend Equivalents is, for purposes of Section 409A, intended to be a separate right to payment (apart from the right to receive Shares) that is payable currently as and when cash dividends or other cash distributions are distributed, as permitted under § 1.409A-3(e) where dividends or distributions are anticipated to be paid at least annually.
(iv)To the extent that Section 409A is applicable to this Agreement, this Agreement shall be construed and administered to comply with the rules of Section 409A. Neither the Corporation nor any of its officers, directors, agents or affiliates shall be obligated, directly or indirectly, to any participant or any other person for any taxes, penalties, interest or like amounts that may be imposed on the participant or other person on account of any amounts under this Plan or on account of any failure to comply with any Code section.
(b)Nothing contained in this Agreement or the Plan shall confer on the Executive Officer any right to continue in the employ of the Corporation or affect in any way the right of the Corporation to terminate the employment of the Executive Officer at any time.
(c)In accordance with Section 10 of the Plan, this Restricted Stock Unit Award is subject to recovery or other penalties under any Corporation clawback policy, as may be adopted or amended from time to time.
(d)The Corporation may, in its sole discretion, decide to deliver any documents related to the Shares by electronic means or request the Executive Officer’s consent to participate in the Plan by electronic means. The Executive Officer hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any online or electronic system established and maintained by the Corporation or another third party designated by the Corporation.
(e)The Corporation shall not be required to deliver any Shares until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Corporation to be applicable are satisfied.
(f)This Agreement is subject to the terms of the Plan, including, without limitation, the provision for adjustments in Section 4(c) of the Plan. Terms used in this Agreement which are not defined herein shall have the respective meanings given to such terms in the Plan. A copy of the Plan is available to the Executive Officer upon request.

(g)This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without giving effect to the conflicts of laws principles thereof.
(h)Headings in this Agreement are for convenience of reference only and shall not be deemed in any way to be material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(i)THIS RESTRICTED STOCK UNIT AWARD AGREEMENT FOR EXECUTIVE OFFICERS IS ATTACHED TO AND MADE A PART OF A RESTRICTED STOCK UNIT AWARD CERTIFICATE FOR EXECUTIVE OFFICERS AND SHALL HAVE NO FORCE OR EFFECT UNLESS SUCH RESTRICTED STOCK UNIT AWARD CERTIFICATE FOR EXECUTIVE OFFICERS IS DULY EXECUTED AND DELIVERED BY THE CORPORATION AND THE EXECUTIVE OFFICER.
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OTTER TAIL CORPORATION
2023 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD CERTIFICATE FOR EXECUTIVE OFFICERS
This certifies that the 2023 Restricted Stock Unit Award, as specified below, which has been granted under the Otter Tail Corporation 2023 Stock Incentive Plan (the “Plan”), the terms and conditions of which are incorporated by reference herein and made a part hereof. In addition, the award shown in this Certificate is nontransferable and is subject to the terms and conditions set forth in the attached 2023 Restricted Stock Unit Award Agreement for Executive Officers of which this Certificate is a part.
[Name and address of recipient]
[Social Security Number of recipient]
You have been granted the following Award:
Grant Type:        Restricted Stock Unit
Number of Units:    ____________________
Grant Date:        ____________________

Vesting Schedule:
Date	Percentage of Restricted Units Vested

By the Corporation’s and your signature below, it is agreed that this Restricted Stock Unit Award is governed by the terms and conditions of the 2023 Restricted Stock Unit Award Agreement for Executive Officers, a copy of which is attached and made a part of this document, and the Corporation’s 2023 Stock Incentive Plan, a copy of which is enclosed.
OTTER TAIL CORPORATION

By: _________________________________
    Charles S. MacFarlane
    Its: President and CEO

    _________________________________
    [Name of recipient]